UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    --------
                                    FORM 8-K
                                    --------

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 4, 2009


                             SALISBURY BANCORP, INC.
               (Exact name of registrant as specified in charter)



         Connecticut                    000-24751                06-1514263
(State or other jurisdiction     (Commission File Number)      (IRS Employer
      of incorporation)                                      Identification No.)


       5 Bissell Street, Lakeville, Connecticut           06039-1868
       (Address of principal executive offices)           (zip code)

       Registrant's telephone number, including area code: (860) 435-9801

                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)

                                  ------------

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. 230.425)

|_| Soliciting material pursuant to Rule 14a-2 under the Exchange Act (17 C.F.R. 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. 240.13e-4(c))

Form 8-K, Current Report
Salisbury Bancorp, Inc.

Section 8.    Other Events

         Item 8.01. Other Events.

         At the close of business on December 4, 2009, Salisbury Bancorp, Inc.'s sole subsidiary, Salisbury Bank and Trust Company ("Salisbury Bank") consummated its purchase and assumption of approximately $11 million in deposits and $2.5 million in loans and the Canaan, Connecticut branch office from Webster Bank, National Association ("Webster Bank") pursuant to the Purchase and Assumption Agreement entered into by Salisbury Bank and Webster Bank on August 24, 2009. As part of the transaction, Salisbury Bank has consolidated the deposits and loans purchased and assumed from Webster's Canaan Branch with Salisbury Bank's Canaan Branch Office located at 100 Main Street, Canaan, Connecticut. Further information is set forth in the attached Press Release.

Section 9.    Financial Statements and Exhibits

         Item 9.01.  Financial Statements and Exhibits.

         (a)  Not Applicable.

         (b)  Not Applicable.

         (c)  Not Applicable.

         (d)  Exhibits.

              99.1     Press Release dated December 9, 2009.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Dated:  December 9, 2009              SALISBURY BANCORP, INC.



                                      By:  /s/ Richard J. Cantele, Jr.
                                           -----------------------------
                                           Richard J. Cantele, Jr.
                                           President and Chief Executive Officer